Exhibit 10.3

Edwards Lifesciences LLC One Edwards Way, Irvine, CA USA 92614 Phone: 949.250.2500, Fax: 949.250.2525 www.edwards.com	Employment Agreement

NOTICE TO EMPLOYEE: BEFORE SIGNING, PLEASE READ THE FOLLOWING AGREEMENT IN ITS ENTIRETY, MAKE CERTAIN THAT YOU UNDERSTAND IT, AND, IF DESIRED, REVIEW IT WITH YOUR ATTORNEYS AND ADVISORS.

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is executed by and between Edwards Lifesciences LLC and _________________________________________ (the “Employee”). In consideration of this offer of employment, continued employment, future promotions, training, future pay increases, access to additional compensation opportunities including stock options or restricted stock unit awards and other benefits, access to Confidential Information, and/or other things of value provided contemporaneously herewith, the receipt and sufficiency of which is expressly acknowledged, the Employee acknowledges and agrees as follows:

1.Employment Relationship. Edwards will employ or continue to employ the Employee, effective on the Employee’s most recent hire date, and the Employee hereby accepts or reaffirms such employment consistent with the terms and conditions provided herein.

1.1.The Employee agrees to perform such duties as are customarily performed by those in the Employee’s position, and such duties and responsibilities as may be required from time to time, and shall also be subject to the instructions, regulations, and policies of Edwards now in effect and as may be revised at any time. The Employee further agrees that he/she will devote utmost knowledge and best skill and efforts to the performance of his/her duties, that he/she will remain loyal to Edwards during the term of his/her employment, and that he/she is not presently engaged in, and shall not during the term of his/her employment with Edwards enter into, any employment or consulting or agency relationship, whether for pay or otherwise, with any third party whose interests might conflict with those of Edwards. The Employee understands that during his/her employment with Edwards, other employment, activities or businesses may conflict with the Company’s rules regarding conflicts of interest. Therefore, during the Employee’s employment with Edwards, the Employee will not, other than for the Company, engage in any other employment, activity or business: (i) in which the Company is now or may hereafter become engaged; (ii) that competes with the current or future business of the Company; (iii) that uses any Company information, equipment, supplies, facilities, or materials; or (iv) otherwise conflicts with the Company’s business interest or causes, or may reasonably be expected to cause, a disruption of its operations.

1.2.The Employee and Edwards understand and expressly agree that the Employee’s employment is not for a specified term and that it may be terminated by Edwards or by the Employee at any time, with or without notice, for any cause or without cause. The Employee further understands and agrees that Edwards may change the Employee’s hours, wages, benefits, position, working conditions, and other terms of employment, with the exception of this at-will provision, and may take disciplinary action, as it deems appropriate, at any time, with or without cause or advance notice. The Employee and Edwards expressly agree that this at-will provision is intended by both the Employee and Edwards to be the complete and final expression of their understanding regarding the terms and conditions under which the Employee’s employment may be terminated, or under which Edwards may take disciplinary or other employment action, and that it is intended as an integrated agreement with respect thereto. The Employee and Edwards further understand and expressly agree that there are no express or implied agreements contrary to this provision, that no representation contrary to this provision is valid, and that this provision may not be augmented, contradicted, or modified in any way, except by a formal written agreement, signed by both the Employee and a Corporate Vice-President of Edwards.

2.Protection of Confidential Information and Fair Competition.

2.1     Definitions. For all purposes relevant to this Agreement, including the Schedules hereto, the following terms shall have the specified meanings:

Revised January 2024 (v. 2024.1)

2.1.1 “Competing Organization” means persons or organizations, including the Employee, engaged in, or about to become engaged in, research or development, production, distribution, marketing, providing, servicing, selling or conducting or supporting training regarding a Competing Product. The Employee acknowledges and agrees that Edwards sells and distributes, and/or is preparing to sell and distribute, its products nationwide, in Europe, and throughout the world, and that accordingly, “Competing Organization” includes all such persons or organizations throughout the United States, Europe, and the rest of the world.
2.1.2 “Competing Product” means products, processes, product lines, or services, and each and every component thereof, of any person or organization other than Edwards, in existence or under development, which are substantially the same, may be substituted for, or applied to substantially the same end use as Edwards products, processes, product lines, or services in existence or under development (“Edwards’ Products”) while the Employee works or worked for Edwards.

2.1.3 “Confidential Information” means information of a confidential or secret nature disclosed to the Employee by Edwards or created, discovered, received or learned by the Employee by reason of the Employee’s employment with Edwards, relating to the present or planned business of Edwards, which has not been released publicly by authorized representatives of Edwards, including, but not limited to, Trade Secrets, Items, unpublished Inventions, know-how, products, experiments, clinical and product research; vendor and customer data, designs, concepts, customer, patient, supplier, and competitor information; sales, pricing, cost, and financial data; research, development, marketing, and sales programs and strategies; manufacturing, marketing, and service techniques, processes and practices; training materials, training techniques, techniques for using Edwards’ Products; and physician and/or client lists, information regarding prescribing physicians, related personnel information, and regulatory strategies, plans, and approaches. Confidential Information also includes all information received by Edwards under an obligation of confidentiality to a third party.

2.1.4 “Covenant Period” shall have the meaning set forth in Schedule A with respect to the Employee’s State of Employment.

2.1.5 “Edwards” means Edwards Lifesciences LLC and all of its parents, subsidiaries, or affiliated entities, and their successors and assigns that exist or may exist during all or any portion of the time this Agreement is in effect.

2.1.6 “Edwards’ Customer” means any person, entity, or institution, including the employees, agents, or representatives who controlled, directed, or influenced the purchasing decisions of any such person, entity, or institution, with which the Employee had business contact on behalf of Edwards, as to which the Employee supervised or supported business contact on behalf of Edwards, or about which the Employee learned Confidential Information, during the last 12 months in which the Employee was employed by Edwards. Edwards’ Customers specifically include (without limitation) all physicians and medical personnel to whom the Employee provided training regarding the use of Edwards’ Products, during the last 12 months in which the Employee was employed by Edwards. The Employee acknowledges that Edwards’ Customers may be responsible for purchasing decisions of a variety of Competing Products. However, if (and only if) the law of the Employee’s State of Employment so requires, “Edwards’ Customer” shall be limited to any person, entity, or institution, including the employees, agents, or representatives who controlled, directed, or influenced the purchasing decisions of any such person, entity, or institution, which had an actual business relationship with Edwards and with whom the Employee had personal and material contact during the last 12 months of the Employee’s employment with Edwards.

2.1.7 “Invention” means procedures, systems, machines, methods, processes, uses, discoveries, apparatuses, compositions of matter, designs or configurations, computer programs of any kind, ideas, concepts, or any improvements of the foregoing, discovered, conceived, reduced to practice, developed, made, or produced, alone or with others, whether or not patentable, copyrightable, or protectable as Trade Secrets. “Invention” shall not be limited to the meaning of “Invention” under the United States patent laws.

2.1.8 “Items” include documents, reports, drawings, diagrams, photographs, designs, specifications, formulae, plans, samples, research or development information, records, or test results, prototypes, tools, equipment, proposals, marketing or sales plans, customer information, customer lists, the terms and expiration dates of customer contracts, patient lists, patient information, regulatory files, financial data, costs, pricing information, supplier information, business, marketing, acquisition, or pricing strategies, written, printed or graphic matter, or other information and materials that concern Edwards that come into Employee’s possession, which Employee developed alone or with others during employment with Edwards, or about which Employee has knowledge by reason of his/her employment with Edwards.

2.1.9 “State of Employment” shall refer to the primary state or territory of the United States within which the Employee performs or performed the duties and responsibilities of his/her employment for Edwards at the time of his/her termination from Edwards.

Revised January 2024 (v. 2024.1)

2.1.10 “Trade Secrets” shall mean information, including a formula, pattern, compilation or combination; program, device, method, technique, process, or drawing; cost data, business data or customer data, contracts, or information; or development, sales or business strategies, or other information or Items that derive independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from their disclosure or use, and which are the subject of efforts that are reasonable under the circumstances to maintain their secrecy.

2.2 Protection of Confidential Information.

2.2.1 The Employee understands that Edwards has developed or acquired valuable Confidential Information that is not generally known to its competitors or to the public. The Employee recognizes and further understands that the Employee’s employment with Edwards creates a relationship of confidence and trust with respect to this Confidential Information which is disclosed to, developed by or learned by the Employee during the Employee’s employment. The Employee expressly acknowledges that Edwards would not permit the Employee to have access to Confidential Information but for the Employee’s promises in this Agreement. The Employee further agrees that the Confidential Information is and will remain the exclusive property of Edwards.

2.2.2 The Employee agrees that he/she is not authorized to and will not at any time publish or disclose, or allow to be published or disclosed, Confidential Information to any person who is not an employee of Edwards, unless such disclosure is necessary for the performance of the Employee’s obligations under this Agreement, in which case (i) a properly executed confidentiality agreement is in effect by and between Edwards and the recipient of such information, or (ii) such disclosure is authorized in writing by Edwards, through its General Counsel. The Employee further agrees that he/she is not authorized to and will not remove any Confidential Information or Edwards’ medical devices from the offices of Edwards or the premises of any facility in which Edwards is performing work, or allow such removal, except in the customary execution of the Employee’s duties for the sole and exclusive benefit of Edwards, unless permitted in writing by Edwards, through its General Counsel.

2.2.3 The Employee expressly agrees that the Employee will not make use of Confidential Information for his/her personal benefit or that of any Competing Organization, or disclose, copy, retain, distribute, access, reverse engineer, or use Confidential Information to engage in competition with Edwards at any time, including after the termination of his/her employment with Edwards, or for any purpose other than furthering the legitimate business interests of Edwards. The Employee acknowledges and agrees that at all times he/she is prohibited from using the Confidential Information of Edwards for any purposes other than furthering the legitimate business interests of Edwards.

2.2.4 Upon termination of his/her employment with Edwards for any reason or upon request of Edwards at any time, the Employee shall immediately deliver to Edwards all property and Items owned by Edwards and all documents and materials of any nature in any form, whether whole or incomplete, containing any Confidential Information. Employee shall advise Edwards of the location of any such Items or Confidential Information on any computers or digital storage media or accounts, including cloud storage accounts, not owned by Edwards, and shall cooperate with Edwards in arranging for the deletion or other appropriate handling of said Confidential Information. Upon Edwards’ request, the Employee shall reaffirm in writing his/her recognition of the importance of protecting and maintaining the confidentiality of the Confidential Information and shall reaffirm all of the obligations set forth in this Agreement regarding such information.

2.2.5 Notice of Immunity. Pursuant to the Defend Trade Secrets Act of 2016 (“DTSA”), the Employee will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.  If the Employee were to file a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Employee may disclose the trade secret to the Employee’s attorney and use the trade secret information in the court proceeding, if the Employee (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.  The Employee understands that if a court of law or arbitrator determines that the Employee misappropriated Company Trade Secrets willfully or maliciously, including by making permitted disclosures without following the requirements of the DTSA as detailed in this paragraph, then the Company may be entitled to an award of exemplary damages and attorneys’ fees against the Employee. Nothing in this Agreement prevents the Employee from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct the Employee has reason to believe is unlawful.

Revised January 2024 (v. 2024.1)

2.3 Restriction on Solicitation of Employees.

2.3.1 The Employee acknowledges that Edwards has made, and continues to make, considerable investments in the recruitment, screening, and training of its employees and that, in the course of such recruitment, screening, and training, Edwards has obtained information regarding the unique skills, knowledge, training, backgrounds, talents, and capabilities of such employees. The Employee further acknowledges and agrees that a person or entity other than Edwards, if it desired to assemble a workforce of employees with comparable skills, knowledge, and capabilities, would also need to make considerable investments to obtain information regarding such employees and that such a person or entity would gain an unfair competitive advantage if it were to utilize the information developed by Edwards through the efforts referred to above. Accordingly, the Employee agrees that Edwards’ internal personnel information regarding the qualifications, talents, skills, abilities, backgrounds, training, work histories, compensation, career paths, and prospects for promotion constitutes Confidential Information, and the Employee further agrees that he/she will not, at any time, directly or indirectly, use or disclose such information to any person or entity, except in the customary execution of the Employee’s duties for the sole and exclusive benefit of Edwards.

2.3.2 The Employee further agrees that he/she will neither directly nor indirectly, during his/her employment with Edwards and for one (1) year thereafter, solicit, cause to be solicited, hired or engaged, or participate in or promote or assist the solicitation, hiring or engaging to perform services of any individual who is, or has been in the six (6) months prior to termination of the Employee’s employment with Edwards, an Edwards employee or consultant or induce or assist others to induce any employee or consultant of Edwards to leave Edwards or to terminate his/her employment or engagement with Edwards.

2.4 Prevention of Unfair Competition. As a material inducement to Edwards to enter into this Agreement and to provide the Employee with access to Confidential Information, including without limitation, access to its Trade Secrets, and in order to protect Edwards’ Confidential Information, including its Trade Secrets, the Employee agrees as follows:

2.4.1 The Employee agrees not to render services of any kind (including training services) in connection with or relating to any Competing Product, directly or indirectly, to any person or entity, during the Covenant Period for the benefit of a Competing Organization, in the areas where Edwards does business throughout the United States, Europe, and the rest of the world.

2.4.2 The Employee agrees during the Covenant Period not to, personally or through or with or on behalf of another person or entity, (a) solicit, contact, divert, entice or attempt to divert the business of any Edwards’ Customer in relation to a Competing Product, or assist or support others to engage in these acts, or (b) solicit, contact, divert, entice, or attempt to solicit, contact, divert or entice, or assist or support others in soliciting, contacting, diverting, enticing or attempting to divert or entice any Edwards’ Customer to terminate or reduce the Customer’s relationship with Edwards.

2.4.3 The foregoing restrictions in Sections 2.4.1 and 2.4.2 shall apply only to the extent the Employee’s compensation meets the compensation requirements for covenants not to compete or solicit, if any, established by federal law or the law in Employee’s State of Employment.
2.5 Duty to Provide Notice to New or Prospective Employer. The Employee shall notify any new or prospective employer of his/her obligations under Section 2 of this Agreement. The Employee acknowledges that Edwards may notify any new or prospective employer of the Employee of such obligations and authorizes Edwards to do so. The Employee agrees to notify Edwards of the identity of his/her new employer and position with the new employer, or other planned work for compensation, if any, upon the Employee’s separation from employment with Edwards, but no later than the Employee’s last day worked at Edwards. The Employee agrees to notify Edwards of any changes in his/her employment or other planned work for compensation throughout the Covenant Period.

2.6 No Use of Third-Party Confidential Information. The Employee and Edwards expressly agree that they do not intend or seek to do business using the Confidential Information of any former employer of the Employee. The Employee represents and agrees that he/she will not use or disclose Confidential Information belonging to any former employer or other third party, which he/she has an obligation not to disclose or use, without obtaining prior written permission from the former employer or other third party.

2.7 Remedies. The Employee agrees and acknowledges that the violation of any of the provisions contained herein would cause irreparable injury to Edwards, that the remedy at law for any violation or threatened violation thereof would be inadequate, and that Edwards shall be entitled to temporary and permanent injunctive or other equitable relief to prevent such harm, without need for a bond.

PLEASE NOTE THAT EDWARDS IS ENTITLED TO SEEK JUDICIAL ENFORCEMENT OF ITS RIGHT TO PROTECT CONFIDENTIAL INFORMATION AND TO PURSUE ALL LEGAL REMEDIES, UP TO AND INCLUDING, AS PROVIDED HEREIN, PROHIBITION OF COMPETITIVE
Revised January 2024 (v. 2024.1)

EMPLOYMENT OPPORTUNITIES. UPON TERMINATION OF EMPLOYMENT WITH EDWARDS, THE EMPLOYEE’S ABILITY TO ACCEPT OR PERFORM EMPLOYMENT WITH COMPETITIVE COMPANIES MAY BE LIMITED AS PROVIDED IN THIS AGREEMENT.

The Employee further agrees and acknowledges that the violation of Section 2.3.2 of this Agreement will cause injury that is inherently difficult to quantify with precision in that it will encompass business disruption, time and expense to retain or replace and train the employee or consultant, injury to ongoing business relationships, and other harm, and therefore stipulates and agrees that, given the nature of the losses that may result, as a reasonable measure of damages that is not grossly disproportionate to the probable loss likely to be incurred, and not as a penalty, in the event of a finding of a violation of Section 2.3.2 the Employee shall pay to Edwards an amount equal to 10% of the last annual Edwards base salary of the employee who was solicited or induced to terminate his/her relationship with Edwards by reason of the breach or, as applicable, 10% of the total compensation Edwards paid the consultant who was solicited or induced to terminate his/her relationship with Edwards by reason of the breach in the last year prior to the breach. This remedy shall be in addition to and not in lieu of injunctive relief to prevent further or continuing violations.

3.Inventions and Works for Hire.

3.1 Property of, and Assignment to, Edwards Lifesciences Corporation. (This Section 3.1 shall be subject to the terms of Schedule B.)

3.1.1 The Employee agrees that all Inventions related to the present or planned business of Edwards, which are conceived or reduced to practice by the Employee, either alone or with others, during the period of his/her employment, whether or not done during the Employee’s regular working hours, and whether or not patentable, are the sole property of Edwards Lifesciences Corporation. The Employee hereby assigns to Edwards Lifesciences Corporation, or an affiliate designated by Edwards, all of the Employee’s right, title, and interest in, and to, such Inventions. The provisions of this Section 3.1.1 shall not apply to an Invention for which none of Edwards’ equipment, supplies, facilities, or Confidential Information were used and which was developed entirely on the Employee’s own time, unless (a) the Invention relates to the business of Edwards, or the actual or demonstrably anticipated research or development of Edwards, or (b) the Invention results from any work performed by the Employee for Edwards or from the use of any Edwards time, materials, or Confidential Information. The Employee understands and intends that this assignment, as set forth in Section 3.1.1, extends to works not presently in existence.

3.1.2 To the extent permitted by law, the Employee agrees that all Inventions related to the present or planned business of Edwards, which are conceived or reduced to practice by the Employee, either alone or with others, during a period of one hundred twenty (120) days after termination of such employment, whether or not patentable, are the property of Edwards Lifesciences Corporation. The Employee hereby assigns to Edwards Lifesciences Corporation, or an affiliate designated by Edwards, all of the Employee’s right, title, and interest in, and to, such Inventions. However, to the extent any law or legal decision does not allow Edwards Lifesciences Corporation to claim all of the Employee’s right, title, and interest in, and to, such Inventions, the Employee agrees that Edwards Lifesciences Corporation has at least a shared property interest in such Inventions, and the Employee hereby assigns to Edwards Lifesciences Corporation, or an affiliate designated by Edwards, joint ownership with the Employee of the Employee’s right, title, and interest in, and to, such Inventions. The provisions of this Section 3.1.2 shall not apply to an Invention for which none of Edwards’ equipment, supplies, facilities, or Confidential Information was used and which was developed entirely on the Employee’s own time, unless (a) the Invention relates to the business of Edwards, or the actual or demonstrably anticipated research or development of Edwards, or (b) the Invention results from any work performed by the Employee for Edwards or from the use of any Edwards time, materials or Confidential Information. The Employee understands and intends that this assignment, as set forth in Section 3.1.2, extends to works not presently in existence. It is the express intent of the Employee and Edwards that if any obligations in Section 3.1.2 are not allowed by law or legal decision, that the obligations in Section 3.1.1 and Sections 3.2–3.8 will otherwise remain in full effect and binding.

3.2 Disclosure. The Employee agrees to disclose promptly and in writing to Edwards, through the Employee’s supervisor, all Inventions which are related to the present or planned business, research, or development of Edwards. The Employee further agrees not to disclose any of these Inventions or any research of Edwards to others, without the express consent of Edwards, except as required by his/her employment with Edwards.

3.3 Cooperation. The Employee agrees that he/she will, at any time during or after his/her employment with Edwards, on request of Edwards, execute specific further documents in favor of Edwards Lifesciences Corporation, or an affiliate designated by Edwards, relating to ownership, rights, or interest in, and to, any of the Inventions that are assigned to Edwards Lifesciences Corporation, or an affiliate designated by Edwards, under Section 3.1, as well as execute all papers, render all assistance, and perform all lawful acts which Edwards considers necessary or advisable for the preparation, filing, prosecution, issuance, procurement, maintenance, or enforcement of patent applications and patents of the United States and foreign countries for these Inventions and for the transfer of any interest which the Employee may have. The
Revised January 2024 (v. 2024.1)

Employee will execute any and all papers and documents required to vest title in Edwards Lifesciences Corporation, or an affiliate designated by Edwards, in these Inventions, patent applications, patents, and interests. The Employee understands and intends that the obligations in this Section 3.3 extend to works not presently in existence.

3.4 No Waiver. The Employee further understands and agrees that the absence of a request by Edwards for information, or for the making of an oath, or for the execution of any document, shall in no way be construed to constitute a waiver of Edwards’ rights under this Agreement.

3.5 Prior Inventions. The Employee represents that the Employee has disclosed to Edwards all continuing obligations which the Employee has with respect to the assignment of Inventions to any previous employers, and the Employee claims no previous unpatented Inventions as the Employee’s own, except for those which are shown on Schedule C, or any similar schedules previously provided by the Employee to the Company, if any. The Employee understands that Edwards does not seek any Confidential Information which the Employee may have acquired from a previous employer, and the Employee will not disclose any such information to Edwards.

3.6 Works for Hire. All writings and other works, which may be copyrighted (including computer programs), which are related to the present or planned business or research and development of Edwards and are prepared by the Employee during his/her employment with Edwards or using the time, material or Confidential Information of Edwards, shall be, to the extent permitted by law, works made for hire, and the authorship and copyright of the work shall be in Edwards’ name. To the extent that any such writings and works are not works for hire, the Employee agrees to the waiver of “moral rights” in such writings and works and hereby assigns to Edwards all right, title, and interest in, and to, such writings and works, including copyright. The Employee will execute any and all papers and documents required to vest title in Edwards, or its nominee, in all such works. The Employee understands and intends that this assignment extends to works that are not currently in existence.

3.7 Power of Attorney. If Edwards is unable, after reasonable effort, to secure the Employee’s signature on any papers required under this Section 3, the Employee hereby irrevocably designates and appoints each officer of Edwards as the Employee’s agent and attorney-in-fact to execute any such papers on the Employee’s behalf, and to take any and all actions as Edwards may reasonably deem necessary to protect its patents, trademarks, copyrights, Trade Secrets and other intellectual property rights worldwide.

3.8 Right of Publication. The Employee will permit Edwards to use and distribute for any purpose any pictorial images, which are taken of the Employee during his/her employment with Edwards, as often as desired for any lawful purpose. The Employee waives all rights of prior inspection or approval and releases Edwards from any and all claims or demands, which the Employee may have on account of the lawful use or publication of such pictorial images.

4.No Authority to Bind Edwards. Without the express written consent of Edwards, the Employee shall have no apparent, actual, or implied authority to pledge the credit of Edwards or any of its other employees, to bind Edwards under any contract, agreement, note, mortgage, or otherwise to release or discharge any debt due to Edwards, unless Edwards has received the full amount thereof, or to sell, mortgage, transfer, or otherwise dispose of any assets of Edwards.

5.Personnel Policies and Procedures. Edwards shall have the authority to establish, from time to time, personnel policies and procedures to be followed by its employees. The Employee agrees to comply with the policies and procedures of Edwards. To the extent that any provisions in Edwards’ personnel policies and procedures, handbooks, manuals, and/or other materials differ from the terms of this Agreement, the terms of this Agreement shall apply. In no case shall any personnel policies, procedures, handbooks, manuals, or other materials modify, contradict, add to, or alter the effect of the at-will employment provision contained in this Agreement.

6.Cooperation. The Employee agrees that, following the termination of his/her employment with Edwards for any reason, the Employee will make every practicable effort to contact Edwards’ General Counsel, promptly and in any event before the deadline for compliance, to provide notice if the Employee is served with a subpoena or other legal process asking for a deposition, testimony, or other statement, or other potential evidence of any kind, to be used in connection with any lawsuit, demand, subpoena, or proceeding involving or related to Edwards in any way.

7.Drug-Free Workplace. The Employee acknowledges that Edwards intends to maintain a drug-free workplace and that Edwards has advised the Employee that it utilizes drug testing as a means to maintain such a drug-free workplace. The Employee understands that he/she may be asked to submit to drug testing as a condition of employment or continued employment, and the Employee expressly consents to such testing, at such times and under such conditions, as determined by Edwards, in its sole discretion, to be appropriate.

Revised January 2024 (v. 2024.1)

8.Edwards’ Values. At Edwards, the Credo and the Titanium Book set forth a number of positive behaviors and values that are key to Edwards’ culture and success. These behaviors and values include such things as becoming trusted partners with customers, colleagues, and patients, increasing personal accountability, behaving like owners, and building customer loyalty. To accomplish this, the Employee agrees to act in a responsible, ethical, and professional manner in all of his/her business dealings, as stated in the Credo, the Titanium Book, and any other of Edwards’ documents related to ethics. The Employee understands that there is no compromise with regard to his/her commitment to maintaining the highest standards of business conduct.

9.Severability; Amendment; Waiver; and Construction. Each term, condition, covenant, or provision of this Agreement, including any and all Schedules, shall be viewed as separate and distinct, and, in the event that any such term, covenant, or provision shall be held by a court of competent jurisdiction to be invalid, the remaining provisions shall continue in full force and effect. If any provision of this Agreement shall be determined by a court of competent jurisdiction to be overly broad, in any respect, or overly long, the Employee agrees and requests that the court shall reform said provision and this Agreement, to the least degree necessary to render it enforceable. No amendment or modification of the terms or conditions of this Agreement (other than judicial modification) shall be valid, unless in writing and signed by the party to be bound. A waiver by either party of a breach of any provision(s) of this Agreement shall not constitute a general waiver or prejudice the other party’s right otherwise to demand strict compliance with that provision or any other provision in this Agreement. Except as otherwise provided herein, this Agreement shall be governed by the laws of the Employee’s State of Employment. The Employee hereby agrees that Edwards may, at any time and without further action or writing by the Employee, assign this Agreement to any of its affiliated companies with which the Employee might be employed, and further agrees that Edwards may assign this Agreement and its rights and duties hereunder to any other person or entity in connection with a corporate reorganization or a sale or merger of all or part of Edwards, in which case the assignee company shall succeed to all of the rights held by Edwards under this Agreement and shall be entitled to enforce this Agreement.

10.Review of Agreement and Consultation with Legal Counsel. The Employee acknowledges that he/she has been provided with notice and a copy of this Agreement on or before receiving an employment offer and at least ten business days prior to any deadline to sign the Agreement and begin employment. The Employee acknowledges that he/she has a right to consult with counsel and has been given the opportunity to consult with counsel of his/her choosing, at Employee’s expense, to review the terms of the Agreement before entering it.

11.Entire Agreement. The Employee acknowledges receipt of this Agreement and agrees that this Agreement constitutes the entire and final agreement related to the subject matter herein between the Employee and Edwards and supersedes any previous oral or written communications, representations, or understandings between the Employee and Edwards. The Employee understands and agrees that no representative of Edwards has been authorized to enter into any agreement or commitment with the Employee that is inconsistent in any way with the terms of this Agreement.

ACKNOWLEDGED AND AGREED:

Employee
/s/ Christine McCauley
(Employee Signature)	Date	Christine McCauley
Corporate Vice President, Human Resources
(Employee Name)

Revised January 2024 (v. 2024.1)

SCHEDULE A

(a)If the Employee’s State of Employment is:

Alabama, Alaska, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Mississippi, Missouri, Nevada, Ohio, New Jersey, New York, New Mexico, North Carolina, Oregon, Pennsylvania, Rhode Island, South Carolina, South Dakota, Texas, Vermont, West Virginia or Wyoming
“Covenant Period” shall mean the period beginning as of the first date of the Employee’s employment with Edwards and ending 18 months after termination of the Employee’s employment, regardless of the reason for the termination.

(b)If the Employee’s State of Employment is:

Arizona, District of Columbia, Illinois, Indiana, Massachusetts, Michigan, Montana, Nebraska, New Hampshire, Puerto Rico, Tennessee, Utah, Virginia, Washington, or Wisconsin
“Covenant Period” shall mean the period beginning as of the first date of the Employee’s employment with Edwards and ending 12 months after termination of the Employee’s employment, regardless of the reason for the termination.

(c)If the Employee’s State of Employment is:

California or North Dakota
“Covenant Period” shall mean the period beginning as of the first date of the Employee’s employment with Edwards and ending upon the termination of the Employee’s employment with Edwards.
The provisions of Section 2.3.2 are hereby replaced with the following language, which shall become Section 2.3.2 for said Employees:
The Employee further agrees that he/she will neither directly nor indirectly, during his/her employment with Edwards and for one (1) year thereafter, solicit any individual, who at the time of termination of Employee’s employment with Edwards for any reason was an Edwards employee or consultant, to leave Edwards or to terminate his/her employment or consulting engagement with Edwards.

(d)If the Employee’s State of Employment is:

Oklahoma
“Covenant Period” shall mean the period beginning as of the first date of the Employee’s employment with Edwards and ending 12 months after termination of the Employee’s employment, regardless of the reason for the termination. Provided, however, that the restrictions set forth in Section 2.4.1 and 2.4.2 shall prohibit the Employee during the Covenant Period only from soliciting or contacting, directly or indirectly, an established Edwards’ Customer in connection with or relating to a Competing Product.

Revised January 2024 (v. 2024.1)

(e)If the Employee’s State of Employment is:

Minnesota
For purposes of Section 2.4.1, “Covenant Period” shall mean the period beginning as of the first date of the Employee’s employment with Edwards and ending upon the termination of the Employee’s employment with Edwards. For purposes of Section 2.4.2, “Covenant Period” shall mean the period beginning as of the first date of the Employee’s employment with Edwards and ending 12 months after termination of the Employee’s employment, regardless of the reason for the termination.

(f)If the Employee’s State of Employment is Massachusetts, this Agreement shall be governed by the laws of the Commonwealth of Massachusetts and any civil action relating to this Agreement shall be brought in the county in which the Employee resides or, if mutually agreed, in Suffolk County, Massachusetts in the Superior Court or the Business Section of the Superior Court. Section 2.4.1 applies only to the specific types of services provided by the Employee at any time during the last two (2) years of employment and applies only in geographic areas in which the Employee, during any time within the last two (2) years of employment, provided services or had a material presence or influence. The Employee and Edwards mutually agree that Sections 2.4.1 and 2.4.2 are supported by the sign-on bonus provided to the Employee in connection with Edwards’ offer of employment.
(g)If the Employee is employed in Louisiana at the time of signature, the Restrictive Covenants set forth in Sections 2.3, 2.4.1, 2.4.2 shall apply only within the parish in which the Employee resides and adjacent parishes, at the time of executing this Agreement and only for so long as Edwards or its assignee carries on a like business therein. Any civil action relating to this Agreement shall be brought in the state or Federal court in or for the parish in which the Employee resides at the time of executing this Agreement and shall be governed by the laws of Louisiana.
(h)If the Employee’s State of Employment is Illinois, the following terms shall apply: The Employee and Edwards mutually agree that Sections 2.4.1 and 2.4.2 are supported by the sign-on bonus provided to the Employee in connection with Edwards’ offer of employment.
(i)If the Employee’s State of Employment is Maine, section 2.4.1 shall apply only to the extent that the Employee is employed at least one (1) year by Edwards or remains employed by Edwards for at least six (6) months after signing this Agreement, whichever is longer.

Revised January 2024 (v. 2024.1)

SCHEDULE B

(a)If the Employee’s State of Employment is California: The Employee’s assignment to Edwards, as set forth in Section 3.1, shall not apply to any Invention that qualifies fully under the provisions of Cal. Lab. Code § 2870, where the Employee developed the Invention entirely on his/her own time, without using Edwards’ equipment, supplies, facilities, or trade secret information, except for those Inventions that either: (1) relate at the time of conception or reduction to practice of the Invention to Edwards’ business, or actual or demonstrably anticipated research or development of Edwards, or (ii) result from any work performed by the Employee for Edwards.
(b)If the Employee’s State of Employment is Delaware: The Employee’s assignment to Edwards, as set forth in Section 3.1, shall not apply to any Invention that qualifies fully under the provisions of Delaware Code Title 19 § 805, where the Employee developed the Invention entirely on his/her own time, without using Edwards’ equipment, supplies, facility, or trade secret information, except for those Inventions that: (i) relate to Edwards' business or actual or demonstrably anticipated research or development, or (ii) result from any work performed by the Employee for Edwards.
(c)If the Employee’s State of Employment is Illinois: The Employee’s assignment to Edwards, as set forth in Section 3.1, shall not apply to any Invention that qualifies fully under the provisions of 765 Ill. Comp. Stat. 1060/2, to an Invention for which no equipment, supplies, facilities, or trade secret information of Edwards was used and which was developed entirely on the Employee’s own time, unless (a) the Invention relates (i) to the business of Edwards, or (ii) to Edwards' actual or demonstrably anticipated research or development, or (b) the Invention results from any work performed by the Employee for Edwards.
(d)If the Employee’s State of Employment is Kansas: The Employee’s assignment to Edwards, as set forth in Section 3.1, shall not apply to any Invention that qualifies fully under the provisions of K.S.A. § 44-130, to an Invention for which no equipment, supplies, facility, or trade secret information of Edwards was used and which was developed entirely on the Employee’s own time, unless: (1) the Invention relates directly to the business of Edwards or to Edwards’ actual or demonstrably anticipated research or development; or (2) the Invention results from any work performed by the Employee for Edwards. Even though the Employee meets the burden of proving the conditions specified in this section, the Employee shall disclose, at the time of employment or thereafter, all Inventions being developed by the Employee, for the purpose of determining employer and employee rights in an Invention.
(e)If the Employee’s State of Employment is Minnesota: The Employee’s assignment to Edwards, as set forth in Section 3.1, shall not apply to any Invention that qualifies fully under the provisions of M.S.A. § 181.78, to an Invention for which no equipment, supplies, facility, or trade secret information of Edwards was used and which was developed entirely on the Employee’s own time, and (1) which does not relate (a) directly to the business of Edwards or (b) to Edwards' actual or demonstrably anticipated research or development, or (2) which does not result from any work performed by the Employee for Edwards.
(f)If the Employee’s State of Employment is North Carolina: The Employee’s assignment to Edwards, as set forth in Section 3.1, shall not apply to any Invention that qualifies fully under the provisions of North Carolina General Statute § 66-57.1, to an Invention for which no equipment, supplies, facility, or trade secret information of Edwards was used and which was developed entirely on the Employee’s own time, unless: (1) the Invention relates to the business of Edwards or to Edwards’ actual or demonstrably anticipated research or development; or (2) the Invention results from any work performed by the Employee for Edwards. The employee shall bear the burden of proof in establishing that the Invention qualifies under this section.
(g)If the Employee’s State of Employment is Utah: The Employee’s assignment to Edwards, as set forth in Section 3.1, shall not apply to any Invention that qualifies fully under the provisions of U.C.A. § 34-39-3, to an Invention that is (1) created by the Employee entirely on his/her own time, and (2) is not an employment Invention.
(h)If the Employee’s State of Employment is Washington: The Employee’s assignment to Edwards, as set forth in Section 3.1, shall not apply to any Invention that qualifies fully under the provisions of R.C.W. § 49.44.140, to an Invention for which no equipment, supplies, facilities, or trade secret information of Edwards was used and which was developed entirely on the Employee’s own time, unless (a) the Invention relates (i) directly to the business of Edwards, or (ii) to Edwards' actual or demonstrably anticipated research or development, or (b) the Invention results from any work performed by the Employee for Edwards.

(i)If the Employee’s State of Employment is New York: The Employee’s assignment to Edwards, as set forth in Section 3.1, shall not apply to any Invention that qualifies fully under the provisions of New York Labor Law, Art 7, § 203-f, to an Invention that the Employee developed entirely on his or her own time without using Edwards’ equipment, supplies, facilities, or trade secret information except for those Inventions that either: (a) relate at the time of conception or reduction to practice of the Invention to Edwards’
Revised January 2024 (v. 2024.1)

business, or actual or demonstrably anticipated research or development of Edwards; or (b) result from any work performed by the Employee for Edwards.

Revised January 2024 (v. 2024.1)

SCHEDULE C

DISCLOSURES PURSUANT TO SECTION 3.5 “PRIOR INVENTIONS”

_________________________________________________________________________________________________

_________________________________________________________________________________________________

_________________________________________________________________________________________________

_________________________________________________________________________________________________

_________________________________________________________________________________________________

_________________________________________________________________________________________________

_________________________________________________________________________________________________

_________________________________________________________________________________________________

_________________________________________________________________________________________________

_________________________________________________________________________________________________

_________________________________________________________________________________________________

_________________________________________________________________________________________________

_________________________________________________________________________________________________

_________________________________________________________________________________________________

_________________________________________________________________________________________________

_________________________________________________________________________________________________

_________________________________________________________________________________________________

_________________________________________________________________________________________________

_________________________________________________________________________________________________

_________________________________________________________________________________________________

_________________________________________________________________________________________________

_________________________________________________________________________________________________

_________________________________________________________________________________________________

_________________________________________________________________________________________________

_________________________________________________________________________________________________

_________________________________________________________________________________________________

_________________________________________________________________________________________________

_________________________________________________________________________________________________
Revised January 2024 (v. 2024.1)